UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 27, 2020

Date of Report (Date of earliest event reported)

GreenVision Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39136	84-3015108
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 36th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 786-7429

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of share of Common Stock, one redeemable warrant, and one right	GRNVU	The Nasdaq Stock Market LLC
Common Stock, $0.00001 par value	GRNV	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Common Stock	GRNVW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one share of Common Stock	GRNVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2020, the Board of Directors (the “Board”) of GreenVision Acquisition Corp. (the “Company”), on the recommendation of its Nominating and Corporate Governance Committee, appointed  Mr. Lee. D. Stern, 69, as a director of the Company, and as a member of the Audit Committee and the Compensation Committee, effective November 27, 2020. The Board determined that Mr. Stern qualifies as an “independent director” for purposes of the NASDAQ Stock Exchange listing standards.

Mr. Stern has served as Managing Director of Monroe Capital LLC since 2014, responsible for origination of both sponsor and non-sponsor transactions. Mr. Stern has an accomplished career with over 25 years of providing debt solutions to middle market companies and expertise across multiple industries. Prior to Monroe, Mr. Stern was a Managing Director at Levine Leichtman Capital Partners from 2012 to 2013, and was formerly a Director and founding member of Kohlberg Kravis Roberts & Co’s mezzanine debt business from 2009 to 2012. Prior to KKR, Mr. Stern was a Managing Director at Blackstone/GSO Capital Partners from 2005 to 2009, responsible for senior and mezzanine investments. Prior to Blackstone, he was a founding employee of a NASDAQ public company Technology Investment Capital Corp. (NASDAQ: TICC) from 2002 to 2005. From 1985 to 2002, Mr. Stern worked for Drexel Burnham Lambert, Kidder, Peabody & Co., Nomura Securities International, Inc., and Thomas Weisel Partners. Mr. Stern holds a B.A. degree from Middlebury College and an M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Stern’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s registration statement filed with the Securities and Exchange Commission on October 21, 2019.

There is no understanding or arrangement between Mr. Stern and any other person pursuant to which Mr. Stern was selected as a director. Mr. Stern does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. There are no transactions in which Mr. Stern has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2020

GREENVISION ACQUISITION CORP.

By:	/s/ Zhigeng David Fu
Name:	Zhigeng David Fu
Title:	Chief Executive Officer

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